                                                                     Exhibit 3.3

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 05:00 PM 09/07/2001
                                                          010446487 - 3434592

                          CERTIFICATE OF INCORPORATION
                                       OF
                                  T-NETIX, INC.

                                    ARTICLE I

     The name of the corporation is T-NETIX, Inc.

                                   ARTICLE II

     The registered office of the corporation in the State of Delaware is located at The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

     The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

     The total number of shares of stock which the Corporation shall have authority to issue is 80,000,000 shares of capital stock, classified as (i) 70,000,000 shares of common stock, $0.01 par value ("Common Stock"), and (ii) 10,000,000 shares of preferred stock, $0.01 par value ("Preferred Stock").

          The designation and the powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock and Common Stock are as follows:

          1.   Provisions Relating to the Common Stock.

          (a) Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

          (b) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the Board of Directors of Committee at any time and from time to time out of any funds of the Corporation legally available therefor.

          (c) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this paragraph (c), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

          2.   Provisions Relating to the Preferred Stock.

          (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted, as hereinafter prescribed, by the entire board of directors of the Corporation ("Board of Directors") or (to the extent permitted by law) by any duly designated committee thereof ("Committee").

          (b) Authority is hereby expressly granted to and vested in the Board of Directors or Committee to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

               (i) whether or not the class or series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

               (ii) the number of shares to constitute the class or series and the designations thereof;

               (iii) the preferences, and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

               (iv) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

               (v) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

               (vi) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

               (vii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

               (viii) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

               (ix) such other special rights and protective provisions with respect to any class or series as the Board of Directors or Committee may deem advisable.

          (c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors or Committee may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors or Committee may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

          3.   General.

          (a) Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors or Committee, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

          (b) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors or Committee. The Board of Directors or Committee shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

                                    ARTICLE V

     The number of directors constituting the Board of Directors shall be fixed by, or in the manner provided in, the bylaws of the Corporation, provided that such number shall be no less than one (plus such number of directors as may be elected from time to time pursuant to the terms of any series of Preferred Stock that may be issued and outstanding from time to time) and until changed in accordance with the manner prescribed by the bylaws shall be ten (10).

     The directors of the Corporation, whether now serving as such or hereafter elected (exclusive of directors who are elected pursuant to the terms of, and serve as representatives of the holders of, any series of Preferred Stock), shall be referred to herein as "Classified Directors" and shall be divided into three classes, with the first class referred to herein as "Class 1," the second class as "Class 2," and the third class as "class 3." If the total number of Classified Directors equals a number divisible by three, then the number of directors in each of Class 1, Class 2, and Class 3 shall be that number of directors equal to the total number of directors divided by three. If, however, the total number of Classified Directors equals a number that is not divisible by three, each such class of directors shall consist of that number of directors as nearly equal in number as reasonably possible to the total number of directors divided by three, as determined by the Board of Directors in advance of each respective election of directors by holders of shares of capital stock of the Corporation then entitled to vote in such election. The term of office of the initial Class 1 directors shall expire at the 2002 annual meeting of stockholders, the term of office of the initial Class 2 directors shall expire at the 2003 annual meeting of stockholders and the term of office of the initial Class 3 directors shall expire at the 2004 annual meeting of stockholders, with each director to hold office until his successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 2002 annual meeting, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Each director to hold office until such director's successor shall have been duly elected and qualified or until such director's earlier resignation or removal.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by series or by class (excluding holders of Common Stock), to elect directors, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of this Certificate of Incorporation (including any amendment to this Certificate of Incorporation that designates a series of Preferred Stock), and such directors so elected by the holders of

Preferred Stock shall not be divided into classes pursuant to this Article V unless expressly provided by such terms.

     Any or all Classified Directors may be removed, with cause, upon the affirmative vote of the holders of a majority of the outstanding shares of each class of capital stock of the Corporation then entitled to vote at an election of such Classified Directors. Except as may otherwise be provided by law, cause for removal shall exist only if the director whose removal is proposed (a) has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, (b) has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation, and such adjudication has become final and non-appealable, or (c) has missed twelve consecutive meetings of the Board of Director.

                                   ARTICLE VI

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors of class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE VII

     No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation of the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE VIII

     The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL, as the same exists or may hereafter be amended.

     Such rights shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article IX is in effect. Any repeal or amendment of this Article IX shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article IX. Such right shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DGCL.

     If a claim for indemnification hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the DGCL, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors or any Committee thereof, independent legal counsel, or stockholders) to have made Its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including the Board of Directors or any Committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification by the Corporation is not permissible.

     In the event of the death of any person having rights of indemnification under the foregoing provisions, men right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

     The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

     As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

                                   ARTICLE IX

     The Corporation expressly elects to be governed by Section 203 of the DGCL.

                                    ARTICLE X

     Special meetings of stockholders of the Corporation may only be called by the Board of Directors pursuant to a resolution adopted by a majority of the Classified Directors then serving, by the Chairman of the Board of Directors, or by any holder or holders of at least twenty-five percent (25%) of the outstanding shares of capital stock of the Corporation then entitled to vote on any matter for which the respective special meeting is being called.

                                   ARTICLE XI

     Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of each class of capital stock of the Corporation then entitled to vote thereon shall be required to amend, alter, or repeal any one or more of Articles V, VI, VIII, IX, X, XI, XII, XIII and XV of this Certificate of Incorporation.

                                   ARTICLE XII

     Any action which may be taken, or which is required by law or the Certificate of Incorporation or bylaws of the Corporation to be taken, at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                  ARTICLE XIII

The name and the mailing address of the incorporator are:

Name            Mailing Address
----            ---------------
Wayne Johnson   1544 Valwood Parkway
                Suite 102
                Carrollton, Texas 75006

                                   ARTICLE XV

The corporation is to have perpetual existence.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

                             SIGNATURE PAGE FOLLOWS.

     1. THE UNDERSIGNED, being the sole incorporator of T-NETIX, Inc. do hereby execute this Certificate of Incorporation, declaring and certifying under penalties of perjury that the facts herein stated are true, and accordingly have hereunto set my hand this 7th day of September, 2001.


                                       By: /s/ Wayne Johnson
                                           -------------------------------------
                                           Wayne Johnson, Incorporator

                                   CONSENT OF
                                  T-NETIX, INC.
                             TO USE OF SIMILAR NAME

     The undersigned, President and Chief Executive Officer of T-Netix, Inc., a Colorado corporation, hereby unconditionally consents to the use of the name T-Netix, Inc., a Delaware corporation, to be used by T-Netix, Inc. in connection with its Certificate of Incorporation filed with the Delaware Secretary of State.

     The undersigned hereby acknowledges that a copy of this Consent may be forwarded to the Office of the Delaware Secretary of State for filing.

     Dated the 7th day of September, 2001.

                                       T-NETIX, INC.,
                                       a Colorado corporation


                                       By: /s/ Thomas E. Larkin
                                           -------------------------------------
                                           Thomas E. Larkin, President and
                                           Chief Executive Officer

                       ARTICLES AND CERTIFICATE OF MERGER

                                  T-NETIX, INC.
                            (A COLORADO CORPORATION)

                                  WITH AND INTO

                                  T-NETIX, INC.
                            (A DELAWARE CORPORATION)

          The undersigned corporations organized and existing under and by virtue of the Colorado Business Corporation Act and the General Corporation Law of the State of Delaware, do hereby certify that:

FIRST: The name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME                                   STATE OF INCORPORATION
----                                   ----------------------
T-Netix, Inc. ("T-Netix - Colorado")          Colorado
T-Netix, Inc. ("T-Netix - Delaware")          Delaware

SECOND: An Agreement and Plan of Merger between the parties has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 7-111-104 of the Colorado Business Corporation Act and Section 252 of the General Corporation Law of the State of Delaware.

THIRD: T-Netix - Delaware, a Delaware corporation, shall be the surviving corporation.

FOURTH: The Certificate of Incorporation of T-Netix - Delaware shall be the
        Certificate of Incorporation of the surviving corporation, and no amendments or changes to the Certificate of Incorporation of T-Netix - Delaware are desired to be effected by the merger.

FIFTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 1544 Valwood Parkway, Suite 102, Carrollton, Texas 75006

SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost to any stockholder of any constituent corporation.

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 05:01 PM 09/07/2001
                                                          010446493 - 3434592

SEVENTH: The authorized capital stock of each corporation that is a party to the merger is as follows:

                                 PAR VALUE   NUMBER OF SHARES
CORPORATION            CLASS     PER SHORT      AUTHORIZED
------------------   ---------   ---------   ----------------
T-Netix - Colorado   Common        $0.01        70,000,000
                     Preferred     $0.01        10,000,000
T-Netix - Delaware   Common        $0.01        70,000,000
                     Preferred     $0.01        10,000,000

EIGHTH: As to the undersigned corporations, the approval of whose shareholders is required, the number of outstanding shares of each class or series of stock of such corporation entitled to vote, with other shares or as a class, on the Agreement and Plan of Merger are as follows:

                                                             NUMBER OF SHARES
                      NUMBER OF SHARES                     ENTITLED TO VOTE AS
NAME OF CORPORATION      OUTSTANDING     CLASS OR SERIES    A CLASS OR SERIES
-------------------   ----------------   ---------------   -------------------
T-Netix - Colorado       14,999,151      Common                 14,999,151

NINTH: As to the undersigned corporations, the approval of whose shareholders is required, the number of share, not entitled to vote only as a class, voted for and against the Agreement and Plan of Merger, respectively, and, if the shares of any class or series ere entitled to vote as a class, the number of shares of each such class or series voted for and against the Agreement and Plan of Merger, are as follows:

                                                                       NUMBER OF SHARES
                                                                      ENTITLED TO VOTE AS
                                                                    A CLASS OR SERIES VOTED
                        TOTAL         TOTAL                         -----------------------
NAME OF CORPORATION   VOTED FOR   VOTED AGAINST   CLASS OR SERIES        FOR      AGAINST
-------------------   ---------   -------------   ---------------     ---------   -------
T-Netix - Colorado    8,025,919      231,287      Common              8,025,919   231,287

TENTH: The Agreement and Plan of Merger was duly authorized by all action required by the laws of the State of Delaware and the constituent documents of T-Netix - Delaware.

ELEVENTH: T-Netix - Delaware will be responsible for the payment of all fees and franchise taxes as are required by law to be paid by T-Netix - Colorado or T-Netix - Delaware, and, as the sole surviving corporation in the merger, will be obligated to pay all such fees and franchise taxes if the same are not timely paid.

TWELFTH: These Articles and Certificate of Merger shall be effective on June
        28, 2001.

Dated: September 7, 2001

                                       T-NETIX, INC.,
                                       a Colorado Corporation


                                       By: /s/ Thomas E. Larkin
                                           -------------------------------------
                                           Thomas E. Larkin,
                                           President and Chief Executive Officer


                                       T-NETIX, INC.,
                                       a Delaware Corporation


                                       By: /s/ Thomas E. Larkin
                                           -------------------------------------
                                           Thomas E. Larkin,
                                           President and Chief Executive Officer


                                       -3-